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                                                                      Exhibit 11
            MELVILLE CORPORATION AND SUBSIDIARY COMPANIES

                                             Computation of Per Share Earnings
                                (Dollars and shares in thousands except per share amounts)
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                                                            Three Months Ended             Nine Months Ended
                                                     September 28,   September 30,   September 28,    September 30,
                                                         1996             1995            1996            1995
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
Primary earnings (loss) per common share:
     Net earnings (loss)                              $ 63,631        $ (5,103)        $ 15,299         $(46,748)
     Less: preferred dividends, net                     (3,383)         (4,302)         (10,180)         (12,907)
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     Net earnings (loss) used to compute
          primary earnings (loss) per share           $ 60,248        $ (9,405)        $  5,119         $(59,655)
================================================================================================================
     Weighted average number of shares
          outstanding                                  105,846         105,035          105,496          105,077
     Add: weighted average number of
          shares which could have been
          issued upon exercise of
          outstanding stock options                        432              28              135               27
----------------------------------------------------------------------------------------------------------------
     Weighted average number of shares
          used to compute primary
          earnings (loss) per share                    106,278         105,063          105,631          105,104
================================================================================================================
     Primary earnings (loss) per share                $   0.57        $  (0.09)        $   0.05         $  (0.57)
================================================================================================================
 Fully diluted earnings (loss) per common share:
     Net earnings (loss)                              $ 63,631        $ (5,103)        $ 15,299         $(46,748)
     Less: preferred dividends, net                       (341)         (4,302)         (10,180)         (12,907)
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     Net earnings (loss) used to compute
          fully diluted earnings (loss) per
          share before adjustments                      63,290          (9,405)           5,119          (59,655)
     Less: adjustments resulting principally
          from the assumed conversion of
          the Series One ESOP Convertible
          Preference stock, net of tax benefit          (1,589)             --               --               --
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     Net earnings (loss) used to compute
          fully diluted earnings (loss) per share     $ 61,701        $ (9,405)        $  5,119         $(59,655)
================================================================================================================
     Weighted average number of shares
          outstanding                                  105,846         105,035          105,496          105,077
     Add: weighted average number of
          shares of Series One ESOP
          Convertible Preference Stock
          assuming conversion                            6,751              --               --               --
     Add: weighted average number of
          shares which could have been
          issued upon exercise of
          outstanding stock options                        575              28              135               27
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     Weighted average number of shares
          used to compute fully diluted
          earnings (loss) per share                    113,172         105,063          105,631          105,104
================================================================================================================
     Fully diluted earnings (loss) per share          $   0.55        $  (0.09)        $   0.05         $  (0.57)
================================================================================================================

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